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                                                                    Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                    TO TENDER
                    UNREGISTERED 8.875% SENIOR NOTES DUE 2005
                                       OR
                    UNREGISTERED 9.150% SENIOR NOTES DUE 2010
                                       OF
                        ARDEN REALTY LIMITED PARTNERSHIP


        As set forth in Arden Realty Limited Partnership's prospectus, this form or one substantially equivalent hereto must be used to accept the exchange offer
(1) if certificates for unregistered 8.875% senior notes due 2005 or certificates for unregistered 9.150% senior notes due 2010 of Arden Realty Limited Partnership, are not immediately available, (2) time will not permit a holder's unregistered notes or other required documents to reach The Bank of New York, the exchange agent, on or prior to the expiration date or (3) the procedure for book-entry transfer cannot be completed on a timely basis. This form may be delivered by facsimile transmission, registered or certified mail, by hand or by overnight delivery service to the exchange agent. See "The Exchange Offer--Procedures for Tendering" in the prospectus.

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON MAY __, 2000, THE EXPIRATION DATE, UNLESS THE EXCHANGE OFFER IS
EXTENDED BY ARDEN REALTY LIMITED PARTNERSHIP. TENDERED NOTES MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.
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                  The exchange agent for the exchange offer is:
                              THE BANK OF NEW YORK
                                   Deliver to:


By Registered or Certified Mail:      By Hand or Overnight Delivery:                By Facsimile:
                                                                          (for eligible institutions only)
      The Bank of New York                The Bank of New York                     (212) 815-6339
  101 Barclay Street, Floor 21        101 Barclay Street, Floor 21                 Attn:  Kin Lau
              West                                West
    New York, New York 10286            Corporate Trust Services               Confirm by Telephone:
         Attn: Kin Lau                           Window                            (212) 815-3750
     Reorganization Section             New York, New York 10286
                                              Attn: Kin Lau
                                         Reorganization Section



        Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or overnight delivery service. Facsimile transmission is available only to "eligible institutions" which include member firms of a registered national securities exchange or the National Association of Securities Dealers, Inc., commercial banks or trust companies having an office or correspondent in the United States or eligible guarantor institutions within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS PROVIDED ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE NUMBER LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.



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Ladies and Gentlemen:

The undersigned hereby tenders to Arden Realty Limited Partnership, upon the terms and subject to the conditions set forth in the prospectus dated ____________, 2000, as the same may be amended or supplemented from time to time, and the related letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of unregistered notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

Name(s) of Registered Holder(s):________________________________________________


Aggregate Principal Amount Tendered:* $_________________________________________


Certificate No.(s) (if available):______________________________________________

(Total Principal Amount Represented by
Unregistered Notes Certificate(s)): $___________________________________________

If unregistered notes will be tendered by book-entry transfer, provide the following information;

DTC Account Number:_____________________________________________________________

Date:___________________________________________________________________________

________________________________________________________________________________
     * Must be in denominations of $1,000 and any integral multiple thereof.

        ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.



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                                PLEASE SIGN HERE


X
 ------------------------------------       ------------------------------------

X
 ------------------------------------       ------------------------------------
      Signature(s) or Owner(s)                           Date
      or Authorized Signatory

Telephone No. (with area code):_________________________________________________

    Must be signed by the holders of the unregistered notes as their names appears on certificates for unregistered notes or on a security position listing, or by persons authorized to become registered holders by endorsement and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):________________________________________________________________________


Capacity:_______________________________________________________________________


Address(es):____________________________________________________________________

________________________________________________________________________________


                THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.



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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


        The undersigned, a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Signature Program or a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (1) a bank; (2) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the exchange agent, at one of its addresses set forth above, either the unregistered notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such unregistered notes to the exchange agent's account at The Depositary Trust Company, pursuant to the procedures for book-entry transfer set forth in the prospectus, within three New York Stock Exchange, Inc. trading days after the date of execution of this notice of guaranteed delivery.

        The undersigned acknowledges that it must deliver the unregistered notes tendered hereby to the exchange agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                                    SIGN HERE


Name of Firm:___________________________________________________________________


Authorized Signature:___________________________________________________________


Name:___________________________________________________________________________
                                 (Please Print)


Title:__________________________________________________________________________


Address:________________________________________________________________________

________________________________________________________________________________
                              (Including Zip Code)


Telephone No. (with area code):_________________________________________________


Date:___________________________________________________________________________


      NOTE: DO NOT SEND CERTIFICATES FOR UNREGISTERED NOTES WITH THIS FORM.



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                                  INSTRUCTIONS


        1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this notice of guaranteed delivery and any other documents required by this notice of guaranteed delivery must be received by the exchange agent at its address set forth on the cover hereof before the exchange offer expiration date. The method of delivery of this notice of guaranteed delivery and all other required documents to the exchange agent is at the election and risk of the holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the exchange agent. If the delivery is by mail, it is recommended that the holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures." In all cases, sufficient time should be allowed to assure timely delivery. No notice of guaranteed delivery should be sent to Arden Realty Limited Partnership.

        2. SIGNATURE ON THIS NOTICE OF GUARANTEED DELIVERY; GUARANTEE OF SIGNATURES. If this notice of guaranteed delivery is signed by the registered holders of the unregistered notes referred to herein, the signature must correspond with the names as written on the face of the unregistered notes without alteration, enlargement or any change whatsoever.

                If this notice of guaranteed delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and, unless waived by Arden Realty Limited Partnership, evidence satisfactory to Arden Realty Limited Partnership, of their authority so to act must be submitted with this notice of guaranteed delivery.

                If this notice of guaranteed delivery is signed by a participant of the book-entry transfer facility whose name appears on a security position listing as the owner of the unregistered notes, the signature must correspond with the name shown on the security position listing as the owner of the unregistered notes.

                If this notice of guaranteed delivery is signed by a person other than the registered holders of any unregistered notes listed or a participant of the book-entry transfer Facility, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name of the registered holders appears on the unregistered notes or signed as the name of the participant shown on the book-entry transfer facility's security position listing.

        3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the exchange offer or the procedure for tendering as well as requests for assistance or for additional copies of the prospectus and the letter of transmittal, may be directed to the exchange agent. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer.